#9857019 v3 \027606 \0008 INSIDER TRADING POLICY Revised and adopted by the Board of Directors on March 13, 2023 TRADING IN COMPANY SECURITIES WHILE IN POSSESSION OF MATERIAL NONPUBLIC INFORMATION IS PROHIBITED The purchase or sale of securities by any person who possesses material nonpublic information is a violation of federal and state securities laws. Furthermore, it is important that the appearance, as well as the fact, of trading on the basis of material nonpublic information be avoided. Therefore, it is the policy of Eos Energy Enterprises, Inc. (the “Company”), in accordance with applicable law, that any director, officer, employee or consultant of the Company (a “Covered Person”) who is aware of material nonpublic information relating to the Company may not, directly or through family members or other persons or entities: • buy or sell securities of the Company, other than pursuant to a trading plan that complies with Rule 10b5-1 promulgated by the Securities and Exchange Commission (the “SEC”); • engage in any other action to take personal advantage of that information; or • pass that information on to others outside the Company, including friends and family (a practice referred to as “tipping”). In addition, it is the policy of the Company that no Covered Person who, in the course of working for the Company, learns of material nonpublic information of another company with which the Company does business, such as a customer or supplier, may trade in that company’s securities until that information becomes public or is no longer material. ALL COVERED PERSONS AND THEIR FAMILY MEMBERS AND AFFILIATES ARE SUBJECT TO THIS POLICY This Insider Trading Policy (the “Policy”) applies to all Covered Persons. This Policy also applies to any other persons whom the Company’s insider trading Compliance Officer may designate because they have access to material nonpublic information concerning the Company, as well as any person who receives material nonpublic information from any Company insider. This Policy applies to family members who reside with Covered Persons (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in such persons’ household and any family members who do not live in their household but whose transactions in the Company’s securities are directed by Covered Persons or are subject to the control or influence by such persons, such as parents or children who consult with such persons before they trade in the Company’s securities (collectively referred to as “Family Members”). Each person subject to this Policy is responsible for the transactions of Family Members and therefore should make them aware of this Policy. All transactions of a Family Member, for the purposes of this Policy and applicable securities laws, is treated as if such transactions were for the account of the applicable Covered Person. This

2 Policy does not, however, apply to personal securities transactions of Family Members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to a Covered Person or such person’s Family Members. This Policy also applies to any entities (such as trusts, limited partnerships and corporations) over which Covered Persons have or share voting or investment control (collectively referred to as “Controlled Entities”), and transactions by Controlled Entities should be treated for the purposes of this Policy and applicable securities laws as if they were for the account of the applicable Covered Person. EVERY INDIVIDUAL IS RESPONSIBLE Every Covered Person has an individual responsibility to comply with this Policy against illegal insider trading. A Covered Person may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the material nonpublic information and even though the Covered Person believes that he or she may suffer an economic loss or forego anticipated profit by waiting. EXECUTIVE OFFICERS, DIRECTORS AND CERTAIN NAMED EMPLOYEES ARE SUBJECT TO ADDITIONAL RESTRICTIONS 1. Section 16 Insiders. The Company has designated certain persons who are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the underlying rules and regulations promulgated by the SEC. Each such person is referred to herein as a “Section 16 Insider.” The Company will maintain a list of Section 16 Insiders and amend such list from time to time as necessary to reflect the addition and the resignation or departure of Section 16 Insiders. 2. Access Persons. The Company will maintain a list of other employees who have frequent access to material nonpublic information concerning the Company (“Access Persons”). The Company will amend such list from time to time as necessary to reflect the addition and departure of Access Persons. 3. Additional Restrictions. Because Section 16 Insiders and Access Persons are more likely than other employees to possess material nonpublic information about the Company, and in light of the reporting requirements to which Section 16 Insiders are subject under Section 16 of the Exchange Act, Section 16 Insiders and Access Persons are subject to the additional restrictions set forth in Appendix I hereto. For purposes of this Policy, Section 16 Insiders and Access Persons are each referred to as “Insiders. INSIDER TRADING COMPLIANCE OFFICER The Company has initially designated its Chief Financial Officer as its Insider Trading Compliance Officer (the “Compliance Officer”). Upon the employment of a Company General Counsel, such General Counsel or another member of the internal legal counsel of the Company shall become the Compliance Officer. The duties of the Compliance Officer will include the following: • Administering this Policy and monitoring and enforcing compliance with all Policy provisions and procedures.

3 • Responding to all inquiries relating to this Policy and its procedures. • Designating and announcing special trading blackout periods during which no Insiders may trade in Company securities. • Providing copies of this Policy and other appropriate materials to all current and new Covered Persons, and such other persons as the Compliance Officer determines have access to material nonpublic information concerning the Company. • Administering, monitoring and enforcing compliance with federal and state insider trading laws and regulations; and assisting in the preparation and filing of all required SEC reports relating to trading in Company securities, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G. • Approving designated brokers through which Insiders are authorized to trade Company securities. • Revising the Policy as necessary to reflect changes in federal or state insider trading laws and regulations. • Maintaining as Company records originals or copies of all documents required by the provisions of this Policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G. • Maintaining the accuracy of the list of Section 16 Insiders and the list of Access Persons, and updating such lists periodically as necessary to reflect additions or deletions The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties. In fulfilling his or her duties under this Policy, the Compliance Officer shall be authorized to consult with the Company’s outside counsel. APPLICABILITY OF THIS POLICY TO TRANSACTIONS IN COMPANY SECURITIES 1. General Rule. This Policy applies to all transactions in the Company’s securities, including common stock, options to purchase common stock and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures, as well as derivative securities relating to the Company’s stock, whether or not issued by the Company, such as exchange-traded options or swaps. For purposes of this Policy, the term “trade” includes any transaction in the Company’s securities, including gifts and pledges. 2. Employee Benefit Plans Equity Incentive Plans. The trading prohibitions and restrictions set forth in this Policy do not apply to the exercise of stock options or other equity awards for cash, but do apply to all sales of securities acquired through the exercise of stock options or other equity awards. Thus, this Policy does apply to the “same-day sale” or cashless exercise of Company stock options. Employee Stock Purchase Plans. The trading prohibitions and restrictions set forth in this Policy do not apply to periodic contributions by the Company or employees to employee stock purchase plans or employee benefit plans (e.g., a pension or 401(k) plan) which are used to purchase Company securities pursuant to the employee’s advance instructions. However, no officers or employees may alter their instructions regarding the level of withholding or the purchase of Company securities in such plans while in the possession of material nonpublic

4 information. Any sale of Company securities acquired under such plans is subject to the prohibitions and restrictions of this Policy. Tax Withholding Rights. The trading prohibitions and restrictions set forth in this Policy do not apply to the exercise of tax withholding rights pursuant to which an officer or other employee elects to have the Company withhold shares to satisfy any tax withholding requirements. DEFINITION OF “MATERIAL NONPUBLIC INFORMATION” 1. “Material”. Information about the Company is “material” if it would be expected to affect the investment or voting decisions of a reasonable shareholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information which could reasonably be expected to affect the market price of the Company’s securities. Both positive and negative information may be material. While it is not possible to identify all information that would be deemed material, the following types of information ordinarily would be considered material: • Financial performance, especially quarterly and year-end operating results, and significant changes in financial performance or liquidity. • Company projections and strategic plans. • Potential mergers or acquisitions, the sale of Company assets or major partnering agreements outside of the ordinary course of business. • New major contracts, orders, suppliers, customers or finance sources or the loss thereof. • Major discoveries or significant changes or developments in products or product lines, research or technologies. • Significant changes or developments in supplies or inventory, including significant vendor problems, product defects, recalls or product returns. • Significant pricing changes. • Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts. • Significant changes in senior management or membership of the Board of Directors. • Significant labor disputes or negotiations. • Actual or threatened major litigation, or the resolution of such litigation. • Receipt or denial of regulatory approval for products. 2. “Nonpublic”. Material information is “nonpublic” if it has not been widely disseminated to the general public through a report filed with the SEC or through major newswire services, national news services or financial news services. For the purpose of this Policy, information will be considered public after the close of trading on the second full trading days following the Company’s widespread public release of the information. 3. Consult the Compliance Officer When In Doubt. Any Covered Persons who are unsure whether the information that they possess is material or nonpublic must consult the Compliance Officer for guidance before trading in any Company securities.

5 COVERED PERSONS MAY NOT DISCLOSE MATERIAL NONPUBLIC INFORMATION TO OTHERS OR MAKE RECOMMENDATIONS REGARDING TRADING IN COMPANY SECURITIES No Covered Person may disclose material nonpublic information concerning the Company to any other person (including Family Members) where such information may be used by such person to his or her advantage in the trading of the securities of companies to which such information relates, a practice commonly known as “tipping.” No Covered Person or Family Member may make recommendations or express opinions as to trading in the Company’s securities while in possession of material nonpublic information, except such person may advise others not to trade in the Company’s securities if doing so might violate the law or this Policy. COVERED PERSONS MAY NOT PARTICIPATE IN CHAT ROOMS Covered Persons are prohibited from participating in chat room discussions or other Internet forums regarding the Company’s securities or business. ONLY DESIGNATED COMPANY SPOKESPERSONS ARE AUTHORIZED TO DISCLOSE MATERIAL NONPUBLIC INFORMATION The Company is required under the federal securities laws to avoid the selective disclosure of material nonpublic information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad dissemination of the information immediately upon its release. Covered Persons may not, therefore, disclose material information to anyone outside the Company, including Family Members and friends, other than in accordance with those established procedures. Any inquiries from outsiders regarding information about the Company should be forwarded to the Compliance Officer, the Chief Executive Officer or the Chief Financial Officer. CERTAIN TYPES OF TRANSACTIONS ARE PROHIBITED 1. Short Sales. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this Policy. In addition, Section 16(c) of the Exchange Act expressly prohibits executive officers and directors from engaging in short sales. 2. Publicly Traded Options. A transaction in options is, in effect, a bet on the short- term movement of the Company’s stock and therefore creates the appearance that the Covered Person is trading based on inside information. Transactions in options also may focus the Covered Person’s attention on short-term performance at the expense of the Company’s long- term objectives. Accordingly, transactions in puts, calls or other derivative securities involving the Company’s stock, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”) 3. Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a Covered Person to lock in much of

6 the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the Covered Person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the Covered Person may no longer have the same objectives as the Company’s other shareholders. Therefore, such transactions involving the Company’s securities are prohibited by this Policy. 4. Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, Covered Persons are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. 5. Standing Orders. Standing orders may be used only for brief periods of time and may not be in place for more than seven (7) days. A standing order placed with a broker (such as “good until cancelled”) to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction. A standing order transaction executed by the broker when you are aware of material non-public information may inadvertently result in unlawful insider trading. If you are subject to trading windows or pre-clearance requirements, you must inform any broker with whom you place any open order at the time it is placed. However, orders under an approved 10b5-1 trading plan are permitted (see Appendix I below). THE COMPANY MAY SUSPEND ALL TRADING ACTIVITIES BY COVERED PERSONS In order to avoid any questions and to protect both Covered Persons and the Company from any potential liability, from time to time the Company may impose a “blackout” period during which some or all of the Covered Persons may not buy or sell the Company’s securities. The Compliance Officer will impose such a blackout period if, in his judgment, there exists nonpublic information that would make trades by the Covered Persons (or certain of the Covered Persons) inappropriate in light of the risk that such trades could be viewed as violating applicable securities laws. VIOLATIONS OF INSIDER TRADING LAWS OR THIS POLICY CAN RESULT IN SEVERE CONSEQUENCES 1. Civil and Criminal Penalties. Penalties for trading on or communicating material nonpublic information can be severe, both for individuals involved in the unlawful conduct and their employers and supervisors, and may include a substantial jail term and payment of a criminal penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material nonpublic information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. The SEC can also seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed the violation,” which would apply to the Company and/or management and supervisory personnel. These control persons may be held liable for up to the greater of $1 million or three times the

7 amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons3 2. Company Discipline. Violation of this Policy or federal or state insider trading laws by any director, officer or employee may subject the director to removal proceedings and the officer or employee to disciplinary action by the Company, including termination for cause. 3. Reporting Violations. Any person who violates this Policy or any federal or state laws governing insider trading, or knows of any such violation by any other person, must report the violation immediately to the Compliance Officer. Upon learning of any such violation, the Compliance Officer, in consultation with the Company’s legal counsel, will determine whether the Company should release any material nonpublic information or whether the Company should report the violation to the SEC or other appropriate governmental authority. THIS POLICY CONTINUES TO APPLY FOLLOWING TERMINATION OF SERVICE This Policy continues to apply to transactions in the Company’s securities even after termination of employment. If a Covered Person is in possession of material nonpublic information when his or her employment or service terminates, he or she may not trade in the Company’s securities until that information has become public or is no longer material. THE COMPLIANCE OFFICER IS AVAILABLE TO ANSWER QUESTIONS ABOUT THIS POLICY Please direct all inquiries regarding any of the provisions or procedures of this Policy to the Compliance Officer, the Chief Executive Officer or Chief Financial Officer. THIS POLICY IS SUBJECT TO REVISION The Company may change the terms of this Policy from time to time to respond to developments in law and practice. The Company will take steps to inform all affected persons of any material change to this Policy. COMPLIANCE PROCEDURES This Policy will be made available on the Company’s intranet and provided to new Covered Persons at the start of their employment or relationship with the Company. Covered Persons must periodically sign a form indicating their acknowledgement of understanding of the Policy and confirming their agreement to abide by the guidelines it sets forth. The Company reserves the right to impose disciplinary actions for violation of this Policy and to issue any necessary stop-transfer orders to the Company’s transfer agent to enforce compliance with this Policy.

8 Appendix I Special Restrictions on Transactions in Company Securities by Executive Officers, Directors and Access Persons OVERVIEW To minimize the risk of apparent or actual violations of the rules governing insider trading, we have adopted these special restrictions relating to transactions in Company securities by Insiders. As with the other provisions of this Policy, Insiders are responsible for ensuring compliance with this Appendix I, including restrictions on all trading during certain periods, by Family Members and by Control Entities. Insiders should provide each of these persons or entities with a copy of this Policy. TRADING WINDOW In addition to the restrictions that are applicable to all employees, any trade by an Insider that is subject to the Insider Trading Policy will be permitted only during an open “trading window.” The trading window generally opens following the close of trading on the second full trading day following the public issuance of the Company’s earnings release for the most recent fiscal quarter and closes at the close of trading on the fifteenth day of the last month of the fiscal quarter in which the earnings were released. In addition to the times when the trading window is scheduled to be closed, the Company may impose a special blackout period at its discretion due to the existence of material nonpublic information that is likely to be widely known among Insiders. Following termination of employment or other service, Insiders will be subject to the trading window, as well as any special blackout period in effect at the time of termination, for one full fiscal quarter thereafter. Even when the trading window is open, Insiders and other Company personnel are prohibited from trading in the Company’s securities while in possession of material nonpublic information. The Company’s Compliance Officer will advise Insiders when the trading window opens and closes. HARDSHIP EXEMPTION The Compliance Officer may, on a case by case basis, authorize a transaction in the Company’s securities outside of the trading window (but in no event during a special blackout period) due to extreme financial or other hardship. Any request for a hardship exemption must be in writing and must describe the amount and nature of the proposed transaction and the circumstances of the hardship. (The request may be made as part of a pre-clearance request, so long as it is in writing.) The Insider requesting the hardship exemption must also certify to the Compliance Officer within two business days prior to the date of the proposed trade that he or she is not in possession of material nonpublic information concerning the Company. The existence of the foregoing procedure does not in any way obligate the Compliance Officer to approve any hardship exemption requested by an Insider. PRE-CLEARANCE OF TRADES As part of the Company’s Insider Trading Policy, all purchases and sales of equity securities of the Company by Insiders, other than transactions that are not subject to the Policy or transactions pursuant to a Rule 10b5-1 trading plan approved in accordance with

9 this Policy, must be pre-cleared by the Compliance Officer. The intent of this requirement is to prevent inadvertent violations of the Policy, avoid trades involving the appearance of improper insider trading, facilitate timely Form 4 reporting and avoid transactions that are subject to disgorgement under Section 16(b) of the Exchange Act. Written requests for pre-clearance must be submitted to the Compliance Officer at least two business days in advance of each proposed transaction. Written requests should be followed by personal contact with the Compliance Officer to effectively facilitate the receipt of a request for pre-clearance in a timely manner. If the Insider leaves a voicemail message or submits the request by email and does not receive a response from the Compliance Officer within 24 hours, the Insider will be responsible for following up to ensure that the message was received. A request for pre-clearance should provide the following information: • The nature of the proposed transaction and the expected date of the transaction. • The number of shares involved. • If the transaction involves a stock option exercise, the specific option to be exercised and the manner of exercise (e.g., “same-day sale” or “cashless exercise”). • Contact information for the broker who will execute the transaction. Once the proposed transaction is pre-cleared, the Insider may proceed with it on the approved terms, provided that he or she complies with all other securities law requirements, such as Rule 144 and prohibitions regarding trading on the basis of inside information, and with any special trading blackout imposed by the Company prior to the completion of the trade. The Section 16 Insider and his or her broker will be responsible for immediately reporting the results of the transaction as further described below. In addition, pre-clearance is required for the establishment of a Rule 10b5-1 trading plan. However, pre-clearance will not be required for individual transactions effected pursuant to a pre- cleared Rule 10b5-1 trading plan that specifies or establishes a formula for determining the dates, prices and amounts of planned trades. Of course, the results of transactions effected under a trading plan must be reported immediately to the Company since they will be reportable on Form 4 within two business days following the execution of the trade, subject to an extension of not more than two additional business days where the Section 16 Insider is not immediately aware of the execution of the trade. Notwithstanding the foregoing, any transactions by the Compliance Officer shall be subject to pre-clearance by the Chief Financial Officer or, in the event of his unavailability, the Chief Executive Officer. DESIGNATED BROKERS Each market transaction in the Company’s stock by a Section 16 Insider, or any person whose trades must be reported by that Insider on Form 4 (such as a member of the Insider’s immediate family who lives in the Insider’s household), must be executed by a broker designated by the Company unless the Insider has received authorization from the Compliance Officer to use a different broker. A Section 16 Insider and any broker that handles the Section 16 Insider’s transactions in the Company’s stock will be required to enter into an agreement whereby:

10 • The Insider authorizes the broker to immediately report directly to the Company the details of all transactions in Company equity securities executed by the broker in the Insider’s account and the accounts of all others designated by the Insider whose transactions may be attributed to the Insider. • The broker agrees not to execute any transaction for the Insider or any of the foregoing designated persons (other than under a pre-approved Rule 10b5-1 trading plan) until the broker has verified with the Company that the transaction has been pre-cleared. • The broker agrees to immediately report the transaction details (including transactions under Rule 10b5-1 trading plans) directly to the Company and to the Insider by telephone and in writing (by fax or email). If a Section 16 Insider wishes to use a broker other than one of the Company’s designated brokers, the Section 16 Insider should submit a request to use that broker to the Compliance Officer. REPORTING OF TRANSACTIONS To facilitate timely reporting under Section 16 of the Exchange Act of Insider transactions in Company securities, Section 16 Insiders are required to (a) report the details of each transaction immediately after it is executed and (b) arrange with persons whose trades must be reported by the Insider under Section 16 (such as Family Members) to immediately report directly to the Company and to the Insider the details of any transactions they have in the Company’s stock. Transaction details to be reported include: • Transaction date (trade date). • Number of shares or other securities involved. • Price per share/security at which the transaction was executed (before addition or deduction of brokerage commissions and other transaction fees). • If the transaction was a stock option exercise, the specific option exercised. • Contact information for the broker who executed the transaction. The transaction details must be reported to the Compliance Officer, with copies to the Company personnel who will assist the Section 16 Insider in preparing his or her Form 4. MODIFICATIONS TO POLICY The Board of Directors or a designated committee of the Board of Directors will be responsible for monitoring and recommending any necessary or advisable modifications to the Insider Trading Policy. PERSONS SUBJECT TO SECTION 16 Most purchases and sales of Company securities by directors, executive officers and greater-than-10% stockholders are subject to Section 16 of the Exchange Act. The Board of Directors or its designated committee will review, at least annually, those individuals who are deemed to be executive officers for purposes of Section 16. An executive officer is generally defined as the president, principal financial officer, principal accounting officer or controller, any

11 vice president in charge of a principal business unit, division or function or any other officer or person who performs a policy making function. FORM 4 REPORTING Under Section 16, most trades, including donation of the Company’s equity securities, by Section 16 Insiders are subject to reporting on Form 4 within two business days following the trade date (which in the case of an open market trade is the date when the broker places the buy or sell order, not the date when the trade is settled). To facilitate timely reporting, all transactions that are subject to Section 16 must be reported to the Company on the same day as the trade date, or, with respect to transactions effected pursuant to a Rule 10b5-1 plan, on the day the Insider is advised of the terms of the transaction. NAMED EMPLOYEES CONSIDERED INSIDERS The Board of Directors or its designated committee will review, at least annually, those individuals deemed to be “Insiders” for purposes of this Appendix I. Insiders shall include persons subject to Section 16 and such other persons as the Board of Directors or its designated committee deems to be Insiders. Generally, Insiders shall be any person who by virtue of his or her position is regularly in possession of material nonpublic information or performs an operational role, such as head of a division or business unit that is material to the Company as a whole. SPECIAL GUIDELINES FOR 10b5-1 TRADING PLANS Notwithstanding the foregoing, an Insider will not be deemed to have violated the Insider Trading Policy if he or she effects a transaction that meets all of the enumerated criteria below. 1. The transaction must be made pursuant to a non-discretionary plan (the “Plan”) entered into and operated in good faith that complies with all provisions of Rule 10b5-1 (the “Rule”), including, without limitation: a. Each Plan must be in the form of a written, binding contract that specifies either: i. the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold, or ii. a written formula or algorithm, or computer program, for determining the amount of securities to be purchased or sold and the price at which and the date on which the securities are to be purchased or sold. b. The Plan must prohibit the Insider and any other person who possesses material nonpublic information from exercising any subsequent influence over how, when, or whether to effect purchases or sales and must state that any person executing Plan transactions may not deviate from Plan instructions c. The Plan must: i. For directors and executive only, only, at a minimum, include a cooling off period that begins on the date of the plan adoption or modification and ends the later of (a) 90 days thereafter and (b) two business days following filing

12 of a Form 10-Q or 10-K covering the financial reporting period in which the plan was adopted or modified, but in no event later than 120 days; and ii. for all other Insiders, at a minimum, include a 30-day cooling off period between entry into a 10b5-1 Trading Plan and the first possible transactions thereunder 2. Each Plan must be approved prior to the effective time of any transactions under such Plan by the Company’s Rule 10b5-1 Plan Review Committee, which shall be composed of persons selected by and serving at the discretion of the Board of Directors (the “10b5-1 Committee”). The Company reserves the right to withhold approval of any Plan that the 10b5-1 Committee determines, in its sole discretion: a. fails to comply with the Rule; b. exposes the Company or the Insider to liability under any other applicable state or federal rule, regulation or law; c. creates any appearance of impropriety; d. fails to meet the guidelines established by the Company; or e. otherwise fails to satisfy review by the 10b5-1 Committee for any reason, such failure to be determined in the sole discretion of the 10b5-1 Committee. 3. Any modifications to the Plan, deviations from the Plan or termination of the Plan without prior approval of the 10b5-1 Committee will result in a failure to comply with the Insider Trading Policy. Any such modification, deviation or termination is subject to the approval of the 10b5-1 Committee in accordance with Section 2 above. No Plan may be modified more than once in any 12-month period. Each Plan must include representations that: a. the Insider will only modify the Plan while not aware of any material nonpublic information about the Company or the securities covered by the Plan and at a time when the Company’s trading window is open with respect to the Insider, and will require that the first transaction following modification of the Plan will comply with the respective cooling off periods in accordance with Section 1(c) above, except that modifications that do not change the pricing, amount of securities or timing of trades, or where a broker executing trades on behalf of the Insider is substituted by a different broker (so long as the purchase or sales instructions remain the same) will not trigger a new cooling off period; and b. any termination of the Plan prior to its fixed termination date or sale of all securities will be made only when the Insider is not aware of material nonpublic information about the Company or the securities covered by the Plan. Following the termination of a Plan, the Insider will not be permitted to establish a new Plan sooner than the first open trading window occurring at least three (3) months after the date of termination. 4. Each Plan must be established: a. at a time when the Insider is not aware of material nonpublic information about the Company or the securities covered by the Plan; and b. at a time when the trading window is open with respect to the Insider; and c. in good faith and not as part of a plan or scheme to evade the insider trading rules; and

13 d. to provide that the first transaction under the Plan will occur no sooner than the opening of the trading window following the Company’s next earnings release and in compliance with the cooling off period in accordance with Section 1(c) above. 5. Each Plan must either: a. have a fixed termination date that is at least twelve (12) months after the date the first transaction is effectuated under the Plan; or b. continue for an indefinite period and until no more securities covered by the Plan remain available. 6. Each Plan must restrict the size of the transactions which are to be effected under the Plan on any trading day to an amount that does not exceed 10% of the average daily trading volume over the period of four calendar weeks preceding the date of the transaction. 7. Each Plan must provide appropriate mechanisms to ensure that the Insider complies with all rules and regulations, including Rule 144, Rule 701 and Section 16(b), applicable to securities transactions under the Plan by the Insider. 8. Each Plan must provide for automatic suspension or termination of the Plan in the sole discretion of the Company: a. to comply with a lock-up agreement required in connection with a securities issuance transaction in which the Company is a participant; b. upon the occurrence of an event that would violate the law; or c. upon the occurrence of other similar events. Further, each Plan must provide for the suspension of all transactions under such Plan in the event that the Company, in its sole discretion, deems such suspension necessary and advisable. Reactivation of a suspended Plan will trigger a new cooling off period in accordance with Section 1(c) above. 9. Each Plan should include the following representations, warranties and covenants of the Insider: a. As of the date the Plan is established, the Insider is not aware of any material nonpublic information concerning the Company or the securities covered by the Plan. b. The Insider is entering into the Plan in good faith and not as part of a plan or scheme to evade compliance with federal or state securities laws. c. While the Plan is in effect, the Insider agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by the Plan. d. The Insider agrees not to alter or deviate from the terms of the Plan. e. The Insider agrees that he or she shall not, directly or indirectly, communicate any information relating to the securities or the Company to any broker, dealer, financial advisor, trustee or any other third party who is involved, directly or indirectly, in executing the Plan at any time while the Plan is in effect. f. The Insider agrees not to take, and agrees to cause any person or entity with which the Insider would be required to aggregate sales of securities pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales made under the Plan not to meet all applicable requirements of Rule 144. g. The Insider agrees to timely make all filings required under the Securities Act of 1933, as amended, and the Exchange Act.

14 h. The Insider acknowledges and agrees that the Insider does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases or sales of securities pursuant to the Plan. i. The Insider agrees that any modifications to the Plan must be made in good faith at a time when the Insider is not aware of any material non-public information concerning the Company or the securities covered by the Plan. j. The Insider agrees that termination of the Plan prior to its expiration pursuant to the terms of the Plan will be made in good faith. k. The Insider agrees that the Company may, in its sole discretion, make public announcements regarding the Plan in any press release or filings with the SEC such as the Company’s proxy statement, a Form 8-K or other SEC filings, including, among other things, information as to existence or adoption of the Plan and, to the extent required or advisable under applicable law, information as to the timing of the transactions and the amount and price of the securities to be sold. l. The Insider agrees to return any securities not sold pursuant to the Plan to the Company for re-legending. 10. None of the Company, the Board of Directors, the 10b5-1 Committee nor any of the Company’s officers, employees or other representatives shall be deemed, solely by their approval of an Insider’s Plan, to have represented that any Plan complies with the Rule or to have assumed any liability or responsibility to the Insider or any other party if such Plan fails to comply with the Rule. 11. No multiple overlapping Plans may be in effect, except in the case of: a. a series of separate contracts with different brokers, which may be treated as a single Plan so long as the contracts taken together meet certain conditions; b. multiple concurrent Plans if trading under a later commencing Plan is not authorized until all trades under earlier-commencing Plans are completed (subject to the cooling off periods described above); or c. the Insider has a separate Plan for purposes of “sell-to-cover” transactions under which the Insider instructs his or her broker to sell securities to satisfy tax withholding obligations in connection with the vesting of incentive compensation, except in the case of sell-to- cover in connection with option exercises.